SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                          ________________________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported): February 5, 2001


                         DIGI LINK TECHNOLOGIES, INC.
           (Exact name of registrant as specified in its charter)


         Delaware                  1-15261              11-2165149
------------------------------     -------              ----------
(State or other jurisdiction     (Commission         (I.R.S. Employer
 of incorporation)               File Number)       Identification No.)


        75 Lincoln Highway, Route 27, 2nd Floor, Iselin, NJ, 08830 (Address of principal executive offices, including zip code)

  Registrant's telephone number, including area code:  (732) 906-9060


Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

     IR Operating Corporation ("IROC"), a Delaware corporation, merged under the laws of the State of Delaware with Digi Link Technologies, Inc. ("Digi Link"), a Delaware Corporation, with IROC being the survivor (the "Merger"). The Merger was accomplished pursuant to the terms of an Agreement And Plan of Reorganization dated December 27, 2001 (the "Agreement"), by and between IROC and Digi Link. The terms of the Agreement reflected the arm's-length negotiations among the parties. The surviving company's name was changed to Digi Link Technologies, Inc.

     Pursuant to the terms of the Purchase Agreement, each share of Digi Link was exchanged for one share of IR Operating Corporation. There were approximately 98,000,000 shares of Digi Link issued and outstanding at the time of the merger.

     Digi  Link is  currently  engaged  on a  limited  basis  in the  ownership,
development,   operation   and   management  of  220  MHz  analog  SMR  wireless
communications services.

Item 7.   Financial Statements and Exhibits.

         (a) Audited financial statements will be filed within 60 days of the filing of this report.

         (b) Proforma financial statements will be filed within 60 days of the filing of this report.


         (c)  Exhibits:

           Exhibit   Description
           -------   -----------
           2.1       Form of Agreement and Plan of Reorganization dated
                     December 27, 2000, by and between IR Operating Corporation and Digi Link Technologies, Inc.(incorporated by reference) from Definitive Schedule 14C Information Statement filed
                     January 9, 2001





                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Merger Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:February 23, 2001                   Digi Link Technologies, Inc. formerly
                                         IR Operating Corporation


                                         /s/Peter J. Jegou
                                         -----------------
                                            Peter J. Jegou
                                            President